CERTIFICATION
Structured Asset Securities Corporation II
LB-UBS Commercial Mortgage Trust 2007-C6
Commercial Mortgage Pass-Through Certificates, Series 2007-C6

We, Kenneth Cohen and Paul A. Hughson, certify that:

1.
We have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of LB-UBS Commercial Mortgage Trust 2007-C6 (the "Exchange Act periodic reports");

2.
Based on our knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on our knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.
Based on our knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreement in all material respects; and

5.
All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, we have reasonably relied on information provided to us by the following unaffiliated parties:  Wachovia Bank, National Association as master servicer and as master servicer for the Potomac Mills Trust Mortgage Loan; Midland Loan Services, Inc. as special servicer; LaSalle Bank National Association as trustee; Keycorp Real Estate Capital Markets, Inc. as master servicer for the Och-Ziff Retail Porftolio Trust Mortgage Loan; LNR Partners, Inc. as special servicer for the Potomac Mills Trust Mortgage Loan; Centerline Servicing Inc. as special servicer for the Och-Ziff Retail Porftolio Trust Mortgage Loan; Wells Fargo Bank, N.A. as trustee for the Potomac Mills Trust Mortgage Loan; Global Realty Outsourcing, Inc. as servicing function participant; and First American Commercial Real Estate Services, Inc. as servicing function participant.

Date:  March 28, 2007

By: /s/ Kenneth Cohen
Name:  Kenneth Cohen
Title:  Managing Director
Senior Officer in Charge of Securitization of the Depositor

By: /s/ Paul A. Hughson
Name:  Paul A. Hughson
Title:  Managing Director
Senior Officer in Charge of Securitization of the Depositor